As filed with the Securities and Exchange Commission on January 28, 2011

File No. 333-167853

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1/A

PRE-EFFECTIVE AMENDMENT NO. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY EDGE TECHNOLOGIES CORPORATION

(Exact Name of Registrant in its Charter)

NEW JERSEY	8711	52-2439239
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1200 Route 22 East

Suite 2000

Bridgewater, New Jersey 08807

1-888-729-5722 x 100

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Denise Carek - Corporation Service Company

830 Bear Tavern Road

West Trenton, NJ 08628

1-866-403-5272

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES, L.C.

Attn: David M. Rees

175 South Main, 15th Floor

Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                           Accelerated filer  ☐

Non-accelerated filer  ☐                                                                           Smaller Reporting Company  ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	2 0,000,000	$0. 2 0	$ 4 ,000,000	$71.30

Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined)	17, 506 ,825	$0.10	$1,7 50 ,682.50	$

Total	37,506,825	$0. 2 0	$5,750,682.50	$

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and, in accordance with Rule 457 the offering price was determined by factors such as the lack of liquidity (since there is no present market for EETC stock) and the high level of risk that is inherent in this sort of offering. The Selling Security Holders may sell shares of our common stock at a fixed price of $0. 2 0 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We (Energy Edge Technologies Corporation and The Selling Security Holders) may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January __, 201 1

Prospectus

ENERGY EDGE TECHNOLOGIES CORPORATION

Common Stock

2 0,000,000 shares of Energy Edge Technologies Corporation Offered at $0. 2 0 per share

17, 506 ,825 shares Offered at $0.10 per share by The Selling Shareholders

	Per Share	Minimum Sale Total	Maximum Sale Total

Public Offering Price	$0. 2 0	$5,000,000	$2 0,000,000

Underwriting discounts and Commissions	$0.00	$0.00	$0.00

Proceeds to Energy Edge Technologies Corporation	$0. 2 0	$1,0 00,000	$4 ,000,000

 Energy Edge Technologies Corporation (referred to herein as “Energy Edge”, “EETC” or the “Company”) is offering 20,000,000  shares of its common stock at a price of $0. 2 0 per share on a best efforts basis (the “Primary Offering”).  This offering terminates 24 months after commencement of this offering, on         2011.  If we do not sell a minimum of 5,000,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims, including the claims of the law firm that assists us with the preparation of the Form S-1 filing and issues the legality opinion. This is the initial offering of Common Stock of the Company.  The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its sole officer and director (Robert Holdsworth).   There is no minimum amount of common shares required to be purchased and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop.  No commission or other compensation related to the sale of the shares will be paid.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 3,000,000 shares of common stock being registered for sale at a price of $0.10 per share by Robert Holdsworth, our sole officer and director, and 14, 506 ,825 shares of common stock being registered for sale at a price of $0.10 per share by other certain existing holders of the securities, referred to as Selling Security Holders throughout this document (the “Secondary Offering”). The total number of shares registered in this prospectus is 17, 506 ,825. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders.

No underwriting arrangements have been entered into by any of the Selling Security Holders.  The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is no present public trading market for the Company’s Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company has determined the offering price based primarily on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchasers of our securities should be in a financial position to bear the risks of losing their entire investment.

Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 6 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is:  January      , 201 1

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	6
FORWARD LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DIVIDEND POLICY	14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	14
DILUTION	16
BUSINESS AND RECENT DEVELOPMENTS	17
DESCRIPTION OF PROPERTY	23
MANAGEMENT	23
EXECUTIVE COMPENSATION	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SELLING SECURITY HOLDERS	27
DESCRIPTION OF SECURITIES	32
SHARES ELIGIBLE FOR FUTURE SALE	33
PLAN OF DISTRIBUTION	33
LEGAL PROCEEDINGS	36
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36
INTERESTS OF NAMED EXPERTS AND COUNSEL	41
TRANSFER AGENT	41
AVAILABLE INFORMATION	41
FINANCIAL STATEMENTS	41

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

Except as otherwise indicated by the context, references in this report to "EETC" "we," "us," or "our," "Successor" and the "Company" are references to the combined business of Energy Edge Technologies Corporation and its wholly-owned subsidiaries.

 Overview

Energy Edge Technologies Corporation (“EETC”) was founded in 2004 as a New Jersey corporation by Robert Holdsworth.  EETC has grown over the past seven years, through energy efficiency and conservation projects for a variety of customers including municipalities, breweries, pharmaceuticals, restaurants, food processing, manufacturing, printing, leisure, hospitals, office buildings, etc.  EETC projects are suitable and applicable for any type of customer whose energy bill exceeds $10,000 monthly.

Company Information

Energy Edge Technologies Corporation (“EETC”) is an energy engineering and services company that specializes in providing companies, institutions and government entities with turnkey, whole facility solutions that reduce energy costs and increase the efficiency of existing and new buildings. EETC utilizes independently contracted professionals, industrial and electrical engineers, Leadership in Energy and Environmental Design (“LEED”) accredited professionals and business entrepreneurs.  EETC offers a whole facility solution that covers gas and electrical energy consumption.  Most competitors offer solutions that are one dimensional and single focused, such as simply lighting, HVAC or refrigeration individually.  EETC delivers a solution that combines multiple approaches and technologies to increase the efficiency of the diverse and various electrical and gas consuming loads across a facility.  Most importantly, EETC’s approach provides its customers with bottom line cost reduction and project pay back – typically under 36 months, although this can vary depending on the customer’s needs  Lastly, EETC reduces the financial risk for its customers by backing projects with reimbursement contingency insurance underwritten by Lloyds of London.  The Lloyds of London backed policy ensures that every penny invested by the customer is returned within the prescribed payback period through energy cost reduction.  If any shortfall occurs the policy covers the customer for the difference. The Lloyds of London insurance policy is a $1,500,000 reimbursement contingency insurance policy that backs the guaranteed energy savings and project payback and return on investment for our customers.  The effective date of this policy is May 26, 2010.  The policy period is from May 26th 2010 to May 26th 2011.  Any losses occurring on new and existing contracts reported during this time frame will be covered by Lloyds of London.   The policy requires ongoing measurement and verification of energy reduction results and savings as well as notification if targets are not being met. If a shortfall were to occur in the projected savings for a customer, Lloyds of London would make up 90% of the difference, and Energy Edge would make up the remaining 10% of the difference. To date we have had no claims filed.

Use of Certain Defined Terms and Treatment of Stock Split

Except as otherwise indicated by the context, references in this report to:

•	"EETC" "we," "us," or "our," "Successor" and the "Company" are references to the combined business of Energy Edge Technologies Corporation and its wholly-owned subsidiaries.
•	Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended
•	“Primary Offering” refers to the Newly Issued Common Stock to be registered in this prospectus.
•	“Secondary Offering” refers to the Common Stock Issued and Outstanding to be registered as part of this prospectus by certain Selling Security Holders.
•	“Selling Security Holders” refers to the existing holders of the securities.
•	“IEEE” refers to the Institute of Electrical and Electronics Engineers, which is an association dedicated to advancing technological innovation for the benefit of humanity.
•	“DOE” refers to the United States Department of Energy.
•	“USGBC” refers to the U.S. Green Building Council, which is a non-profit organization that focuses on cost-efficient and energy-saving green buildings.
•	“Therm consumption” is another term for British Thermal Unit (BTU), which is a measurement of natural gas used or consumed.
•	“UL Listed” or “Underwriters Laboratory Listed” means that certain technologies are tested on electrical components and equipment.
•	“CSA Approved” or “Canada Standards Association” is similar to the Underwriters Laboratory but testing is even more stringent and CSA Approval is required by law in Canada.
•

“LEED” or “Leadership in Energy and Environmental Design” is an internationally recognized green building certification system, which provides third-party verification that a building or community was designed an d built using strategies aimed at improving performance across metrics such as energy savings, water efficiency and CO2 emissions reduction.

SUMMARY OF THE OFFERINGS

Summary of the Primary Offering

	Maximum	Minimum
Newly Issued Common Stock to be registered as part of a Primary Offering	2 0,000,000 shares of common stock	5,000,000 shares of common stock

Minimum Purchase Requirement Per Investor	NONE	NONE

Offering Price:	$0.20	$0.20

Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by Selling Security Holders:	17, 506 ,825 Shares of common stock	17, 506 ,825 shares of common stock

Offering Price:	$0.10	$0.10

Number of Shares Issued and Outstanding before the offering:	49,006,825	49,006,825

Number of Shares Issued and Outstanding after the offering, if all the shares are sold:	69,006,825	5 4,006,825

Estimated Total Proceeds:	$ 4 ,000,000	$ 1,0 00,000

Offering Expenses:	$78,344.64	$78,344.64

Net Proceeds after Offering Expenses:	$ 3, 921,655.36	$ 9 21,655.36

Use of Proceeds:

Increase revenues, increase sales force, marketing, advertising and publicity, salaries, consulting fees, initiate promotion to vendors to engage in contracts and initiating the process of taking the company public via OTCBB and for other general administrative expenses.

In the event that we sell less than the maximum shares in this offering, our priorities for use of the proceeds are as follows:

• Filing of the Registration Statement and associated fees with the filing of the Registration Statement and becoming a publicly traded company

• Hiring of new employees

	S ee “Use of Proceeds” on page 13 .	See “Use of Proceeds” on page 13 .
Subscriptions:	Subscriptions are to be made payable to : Energy Edge Technologies Corporation, 1200 Route 22 East, Suite 2000, Bridgewater , NJ 088 07	Subscriptions are to be made payable to : Energy Edge Technologies Corporation, 1200 Route 22 East, Suite 200, Bridgewater, , NJ 088 07

Summary of the Secondary Offering

There are 3,000,000 shares of common stock being registered for sale at a price of $0.10 per share by Robert Holdsworth, our sole officer and director, and 14, 506 ,825 shares of common stock being registered for sale at a price of $0.10 per share by other certain existing holders of the securities, referred to as Selling Security Holders throughout this document as part of the “Secondary Offering”. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders.

   The Selling Security Holders’ shares offered by this Prospectus may be sold from time to time by the Selling Security Holders at a price of $0.10 per share until such time as the Company’s shares are listed on the OTC Bulletin Board or a national exchange and thereafter at prevailing market prices or at privately negotiated prices, in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales.

Where You Can Find Us

Our corporate headquarters are located at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807.  Our telephone number is 1-888-729-5722 x 100

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

(1)  While we have had sustainable revenues and net profits in the past, there is no assurance our future operations will result in such revenues or net profits. Our revenues depend on continual new business development.

While a number of our customers have written about their satisfaction with our services, because of this success, they may not need us to provide additional services in the near future, unless they expand and have additional facilities for us to provide an energy audit.  Accordingly we are continually dependent upon developing new clients for our continued revenue production and growth, and any inability to continue business development growth would materially impact our revenues and adversely impact a shareholder’s investment.

(2)  Our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, or increased expenses or other events will all affect our ability to continue as a going concern.

We intend to use part of the proceeds of this offering to fund infrastructure, including a physical office location and salaries to key employees. Supporting the increased costs of infrastructure as well as expanding business development to attract new clients will significantly increase our costs of operations.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

(3)  We anticipate incurring operating losses and negative cash flows in the foreseeable future resulting in uncertainty of future profitability and limitation on our operations.

We anticipate that the Company will incur operating losses and negative cash flows in the foreseeable future, and will accumulate increasing deficits as we increase our expenditures for (i) infrastructure, (ii) sales and marketing, (iii) equipment, (iv) personnel, and (v) general operating expenses. Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability. In the event that we are unable to achieve profitability or raise sufficient funding to cover our losses, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.

(4)  We are dependent on outside financing for expansion of our operations.

We have operated in the past based upon a model of hiring independent consultants to joint venture on our projects. We are presently changing this model to hire certain of our key consultants as employees and to change our virtual office situation to an anticipated leased physical office space. Accordingly for the near future, we are dependent on the continued availability of outside financing in order to continue the growth our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

(5)  We will need additional capital beyond that sought in this Offering to pursue our business plan and conduct our operations and our ability to obtain the necessary funding is uncertain.

We will require significant additional capital resources from sources including equity and/or debt financings in order to develop products/services and continue operations. We intend to raise up to $5 million of such additional capital. While we believe the raise of the Maximum Offering of $ 4 ,000,000 will allow us to pursue our business plan, the projected time for achieving our goals will be increased, and may not be achieved without raising additional capital. Our current rate of expenditure is expected to increase due to, among other things, our anticipated need to hire additional employees, lease additional office space, increase our research and development investment, and the additional costs associated with applying for a public company status, as noted below. If we raise such additional capital our existing stockholders will experience dilution which may be significant.

(6)  We will need additional capital, which may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We will need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our Common Stock.  In this case, the value of your investment could be reduced.

(7)  Our Growth Plan is based upon Management’s projection of what may happen in the future, and such predictions may not occur. Actual results may differ materially.

Our growth plan is based upon Management's projections of estimated available cash flow, expenses, revenue, revenue over profit, earnings before interest, taxes and depreciation, sales cycle time and other measures of projected economic performance. These projections are made in Management's view of what may happen in the future, and are not based upon historical projections.

(8)  We rely on strategic vendors to provide strategic contracting services integral to our service package.

We rely on strategic vendors, to provide strategic contracting services integral to our overall client service package. If we experience problems with any of our strategic vendors, the satisfaction of our customers could suffer and our business could be adversely affected. If we experience difficulties in maintaining these relationships or developing new relationships on a timely basis and on terms favorable to us, our business and financial condition could be adversely affected.  Malfunctions of third party service providers could adversely affect our business which may impede our ability to attract and retain clients.

(9) Our success is tied to maintaining adequate understanding of and access to developing energy efficiency technology.

Our future revenues and profits, if any, substantially depend on our maintaining an adequate understanding of and access to new and developing energy efficiency technologies. We also must remain current on appropriate implementation methods of such technologies, and in certain instances, obtain licensing and other access agreements to use such technologies. Any loss of personnel or inability to gain access to such technologies could impair our ability to remain a going concern. Also, lack of capital to hire sufficiently experienced personnel could also adversely affect our operations and revenue.

(10) Our Competitors may have more resources and develop proprietary technologies that we do not have access to, and pursue similar business and acquisition strategies.

For the most part, the energy efficiency audit services market has been fragmented, regionally directed, and composed of many different segments of service providers. Part of our business plan and our past success has been our architecture of energy audits for clients that integrate the provision of energy savings service from multiple vendors and consultants, and we intend with sufficient future capital raises to pursue a strategy of acquiring or joint venturing with such vendors and consultants regionally, nationally and internationally.  Any such strategy is dependent upon the success of such capital raises, and is not assured. Other competitors may be better funded, have access to more business expansion capital, have strategic business and local relationships longer developed, and may have stronger capability to develop or license proprietary technologies, all among other factors, that could adversely affect our ability to compete.

(11) Growth of internal operations and business may strain our financial resources.

We will be significantly expanding the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of the financial and information management systems;

•	The need to manage strategic relationships and agreements with subscribers;

•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business; and

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

(12) Failure to manage growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments. Our inability to successfully manage growth could materially adversely affect our business.

(13) Any failure to adequately expand a direct sales force will impede our growth.

We expect to be substantially dependent on a direct sales force to attract new clients and to manage customer relationships. We plan to expand our direct sales force and believe that there is significant competition for qualified, productive direct sales personnel with advanced sales skills and technical knowledge. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel and sustaining revenue to support such hires. Recent hires and planned hires may not become as productive as expected, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel. If we are unable to hire and develop sufficient numbers of productive sales personnel our business prospects could suffer.

(14) If our services do not gain expanded market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our network, including, among others:

•	the perception by users of the effectiveness of our services;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.

If our services do not gain acceptance by new clients, we may not be able to fund future operations, including the development of new products and services, and/or our sales and marketing efforts for our current products and services, which inability would have a material adverse effect on our business, financial condition and operating results.

(15) The departure of Robert Holdsworth, President of the Company and/or other key personnel could compromise our ability to execute our strategic plan and may result in additional severance costs to us.

Our success largely depends on the skills, experience and efforts of our key personnel, in particular,   Robert Holdsworth, the President of our Company. The loss of Mr. Holdsworth, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business. In addition, we intend to enter into a written employment agreement with Mr. Holdsworth and with other key executives that can be terminated at any time by us or the executives. We do not maintain a key person life insurance policy on Mr. Holdsworth or any other officer or director.

(16) We will incur increased costs as a result of being a public company.

If we are able to become a public company, we will incur significant legal, accounting and other expenses. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

(17) Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

New or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which may result in additional expenses. While there is limited regulation of our business at the state and federal level, any change to such regulation could adversely affect our business. Our clients are often regulated, and their ability to pay us or our ability to provide services may be impacted by changes in regulation.  We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our business may be materially impacted and our reputation may be harmed.

Risks Related to our Common Stock

(19) Because there is no public trading market for our Common Stock, you may not be able to resell your stock.

There is currently no public trading market for our Common Stock and there is no assurance that a public trading market will ever develop because the shares will be offered only to a small number of investors. As such, you may have to hold your shares for an extended period of time before you are able to sell them, if at all. The Common Stock offered herein will bear a restrictive legend regarding transferability and obtaining an opinion of counsel before transfer. Persons having no need for liquidity in the investment should purchase the Shares only as a long-term investment.

 (21) We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends on our Common Stock in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

(22) We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

(23) Our historical results are subject to fluctuations which may be material.

Since the Company was organized in 2004, the likelihood of the success of the Company must be considered in light of the problems, expenses, and difficulties, complications and delays frequently encountered in connection with the competitive environment in which the Company will operate. The statements set forth in the Prospectus are based on significant assumptions about circumstances and events that have not yet taken place.  Accordingly, they are subject to variations (which could be substantial) that may arise as future operations actually occur.  Because of the early stage of the Company’s efforts, there can be no assurance that the Company will be able to operate profitably.

(24) Control by existing management.

Upon completion of the private placement, the existing shareholders and management of the Company will own approximately 60% of the Company’s outstanding Common Stock if the maximum number of shares are sold, with a contemplated reserve of 20% of voting common stock to be issued for an employee stock benefit plan, for board member and advisory committee compensation and for attraction and retention of key employees. As a result, the existing shareholders will remain in a position, if they act together, to control the management and affairs of the Company, including the election of directors, and mergers, sales of assets and other such transactions

(25) Legal actions.

There are presently no legal actions pending against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated. In the event there were any such legal action, there would be costs of defense that would be variable. The Company anticipates a general increase in legal counsel cost going forward due to the increased compliance costs of running a public company and the legal work that may be necessary for implementing the Company’s business plan of expansion.

(26) Risks related to financial projections.

The financial projections contained in this Prospectus are based on certain assumptions and estimates and, although the Company believes there is a reasonable basis for the assumptions and estimates upon which the projections are based, there can be no assurance that the revenues stated therein will be attained or that expenses will not be higher than estimated.  Much of the information contained in the projections is based on assumptions and estimates that are subject to variations that could be beyond the control of the Company and could have a substantially adverse effect on the performance and profitability of the Company. Accordingly, no representation is or can be made as to the future operations or the amount of any future income or loss of the Company. In addition, the projections were prepared by management and have not been reviewed by any independent certified public accountant.  Each investor should consult his own attorney, accountant or other advisors concerning an investment in the Company.

(27) Arbitrary offering price.

The offering price of $0. 2 0 per share of common stock was arbitrarily determined by EETC and is unrelated to specific investment criteria, such as the assets or past results of EETC’s operations.  In determining the offering price, EETC considered such factors as the prospects, if any, of similar companies, the previous experience of management, EETC’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

(28) Dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. The present shareholders acquired founder’s shares at an average cost of par value or $0.00001 per share, whereas Investors will pay a price of $0. 2 0 ( twenty cents) per share. Therefore, outside Investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s Common Stock after completion of this Offering.

(29)  There may be deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002 in the event we become a fully reporting company.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404a of the Sarbanes-Oxley Act of 2002. Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls, as required by Section 404a of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404a. As a result, we have incurred additional expenses and a diversion of management’s time. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

Risks Associated with this Offering

(30)  If our Company is able to register publicly, our shares will be quoted on the OTC Bulletin Board, and our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00.  Our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock; as such many broker/dealers may not want to make a market in our shares which could affect your ability to sell your shares in the future.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

(31)  There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(32)  Investors may never receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(33)  Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; and our ability or inability to generate future revenues.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(34)  We anticipate the need to sell additional authorized shares in the future.  This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in EETC.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in EETC is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(35)  The officers and directors of the company may have a conflict of interest.

Due to their significant ownership of common stock, certain officers and directors of the Company, specifically Robert Holdsworth, will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our officers and directors may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. Furthermore, Robert Holdsworth will be able to personally and simultaneously resell shares registered in this registration statement at the same time that he is managing the sale of new shares directly by the Company in the Offering registered in this registration statement. Both t hese actions involve a conflict of interest. A conflict of interest exists when a party has an interest on both sides of a transaction. And while we will attempt to resolve all conflicts of interests on terms that are fair to the Company and equivalent to terms that could be obtained in arms-length transactions with third parties, we cannot assure you that we will be successful in these efforts.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

Energy Edge Technologies Corporation anticipates that the net proceeds of the Primary Offering will be used primarily to increase revenues by allowing us to use the proceeds to expand our network of independent sales contractors and expand our strategic affiliations. Additionally, the proceeds will be used to increase our sales force, increase our marketing, advertising and publicity efforts, increase salaries and consulting fees, initiate promotion to vendors to engage in contracts, and initiate the process of taking the company public via OTCBB and other general administrative expenses. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the market potential of its proposal to develop the business.  In the event that we sell less than the maximum shares in this offering, the priorities for use of the proceeds are to file a Registration Statement and associated fees with the filing of the Registration Statement and becoming a publicly traded company, and hiring of new employees.

The Company anticipates that the estimated $ 4 ,000,000 gross proceeds from the Maximum Offering will enable it to fund its operating entity and other capital needs for the next fiscal year. In the event that the Maximum Offering is not completed, the Company will be required to seek additional financing. There can be no assurance that additional financing will be available when needed and, if available, will be on terms acceptable to the Company. This said, Energy Edge Technologies Corporation has engaged the services of a consulting firm in the form of a strategic alliance that will initiate the OTCBB process when the final closing has occurred and will provide ongoing capital advisory services in the event that the Company is successfully registered with the SEC.

Table of Use of Proceeds

A breakdown of the use of these proceeds is presented below:

	$ Minimum	$ Maximum
Registration Statement and fees associated with becoming a publicly traded company	$300 ,000	$300 ,000
Hiring of Key Employees	$2 00,000	$4 00,000
Marketing Sales and Advertising	$300 ,000	$300,000
Working Capital	$2 00,000	$3,00 0,000

Total	$1,0 00,000	$4 ,000,000

DETERMINATION OF OFFERING PRICE

In determining the Primary Offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We do not anticipate that we will declare or pay any dividends on our Common Stock in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly public   trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Holders of Our Common Stock

As of January 13, 2011, we have approximately 4 3 shareholders of record and 4 9,006,825 of shares issued and outstanding.  As a result of the Primary Offering there may be additional Shareholders subscribing up to 2 0,000,000 shares.

Securities Authorized for Issuance under Equity Compensation Plans

A contemplated reserve of 20% of voting common stock is to be issued for an employee stock benefit plan, for board member and advisory committee compensation and for attraction and retention of key employees. The Company’s capital structure post-offering would be as follows, assuming completion of the primary offering on both a minimum basis and a maximum basis:

	Maximum	Minimum

Newly Issued Common Stock to be registered as part of a Primary Offering	2 0,000,000 shares of common stock	5,000,000 shares of common stock

Minimum Purchase Requirement Per Investor	NONE	NONE

Offering Price:	$0.20	$0.20

Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by Selling Security Holders:	17, 506 ,825 shares of common stock	17, 506 ,825 shares of common stock

Offering Price:	$0.10	$0.10

Number of Shares Issued and Outstanding before the offering:	4 9,006,825	4 9,006,825

Number of Shares Issued and Outstanding after the offering, if all the shares are sold:	69,006,825	5 4,006,825

Estimated Total Proceeds:	$ 4 ,000,000	$ 1,0 00,000

Offering Expenses:	$78,344,64	$78,344.64

Net Proceeds after Offering Expenses:	$ 3, 921,655.36	$ 9 21,655.36

Use of Proceeds:

Increase sales force, marketing, advertising and publicity, salaries, consulting fees, initiate promotion to vendors to engage in contracts and initiating the process of taking the company public and for other general administrative expenses. See “Use of Proceeds” on page 13 .

In the event that we sell less than the maximum shares in this offering, our priorities for use of the proceeds are as follows:

• Filing of the Registration Statement and associated fees with the filing of the Registration Statement and becoming a publicly traded company

• Hiring of new employees

See “Use of Proceeds” on page 13 .

Subscriptions:	Subscriptions are to be made payable to : Energy Edge Technologies Corporation, 1200 Route 22 East, Suite 2000, Bridgewater , NJ 088 07	Subscriptions are to be made payable to : Energy Edge Technologies Corporation, 1200 Route 22 East, Suite 2000, Bridgewater , NJ 088 07

Reserved Shares would consist of shares to be used to fund an Employee Stock Option Plan, to compensate members of the Board of Directors and Advisory Board members, and to attract additional executives, consultants and joint venture partners.

DILUTION

We have a negative net tangible book value per share of common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per shares of our common stock, and the pro forma net tangible book value per shares of our common stock immediately after the offering.

The pre-offering shareholders acquired shares at an average cost of $0.00001 per share (par value), whereas outside investors will pay a price of $0. 2 0 (t wenty cents) per share. Further, the net tangible book value per share prior to any new offerings is ($ 0.02 ) per share. Therefore, outside Investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company's Common Stock after completion of this Offering. The following table illustrates dilution to investors on a per share basis:

	Minimum Offering	Maximum Offering
Offering price per share	$0.20	$0.20
Net tangible book value per share before offering	$0.02	$0.02
Increase per share attributable to investors	$0.003	$0.041
Pro forma net tangible book value per share after offering	$0.023	$0.061
Dilution per share to investors	$0.177	$0.139

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue , and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical.  Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, contract receivables, costs and estimated earnings in excess of billings on uncompleted contracts, property and equipment, accounts payable, billings in excess of costs and estimated earnings on uncompleted contracts, sales tax payable and accrued expenses. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

 Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible.

Revenue Recognition

The Company recognizes revenues from contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

If management’s calculation of fair value of its financial instruments concludes that values have not been impaired, or if it calculates too large of impairment , the Company’s assets and liabilities may be overstated or understated by a material amount, and its net income or loss may be overstated or understated by a material amount.  Should management err in determining the collectability of a receivable , the Company’s assets and net income or loss could be off by a material amount.   Additionally, if management errs in its estimates of the total cost of a contract, the Company’s assets, liabilities, and net income or loss may be off by amounts that are material.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Refer to Note 2 to the financial statements for a complete description of recent accounting standards which we have not yet been required to implement and may be applicable to our operation, as well as those significant accounting standards that have been adopted during 2009 and 2008.

BUSINESS AND RECENT DEVELOPMENTS

Energy Edge Technologies Corporation

Energy Edge Technologies Corporation ("EETC," “Energy Edge” and the “Company”) was incorporated in New Jersey in January, 2004. On January 1, 2008 , all assets, liabilities, and operations of the sole proprietorship (an entity under common contro l ) were transferred in by Mr. Holdsworth. EETC is a company specializing in energy cost and consumption reduction for mid to large sized companies, institutions and government entities. EETC consists of independently contracted professionals, industrial and electrical engineers, Leadership in Energy and Environmental Design (“LEED”) accredited professionals and business entrepreneurs.  EETC provides companies, institutions and government entities with turnkey, whole facility solutions that reduce energy consumption and corresponding costs and increase the efficiency of existing equipment and buildings.  EETC has experience in implementing and supporting industrial and commercial energy conservation enhancement technologies, approaches and processes across a broad spectrum of industries and facility types.  Our typical projects are guaranteed to reduce energy costs by 8% to 30%, provide 33% or better return on investment and decrease greenhouse gas emissions and our customers' carbon footprints.

EETC has experienced success with projects for a variety of customers including municipalities, breweries, pharmaceuticals, restaurants, food processing, manufacturing, printing, leisure, hospitals, office buildings, etc.  EETC projects are suitable and applicable for any type of customer whose energy bill exceeds $10,000 monthly.  EETC identifies where and how energy is being used and attempts to address the problems that contribute to inefficient systems and higher energy bills.  EETC utilizes industry experts for the design and implementation of advanced, Institute of Electrical and Electronics Engineers (“IEEE”), US Department of Energy (“DOE”) and US Green Building Council (“USGBC”) recommended passive engineering approaches and technologies that reduce energy losses and increase the efficiency of existing systems while providing  project payback and  return on investment for customers. Our unique custom turnkey projects maximize energy savings by treating the entire facility based on its distinctive features and electricity and gas usage.

The process begins when EETC gathers information on the client facility and operation including loads variation, hours of operation, equipment, etc.  EETC collects 12 months of electric and gas bills and completes a facility walk through. After information gathering, a project summary including savings, project cost, payback and return on investment is presented to the client.  If the client approves the service and an agreement is signed, the project is initiated including engineering, procurement of all equipment, labor, insurance and warranties, waste disposal and before and after measurements.  Most projects take between 1 and 4 weeks.  EETC continues to measure energy use and provides monthly billing analysis and quarterly reports to the client.

However, after project completion customers may not need EETC to provide additional services in the near future, unless they expand and have additional facilities for us to provide an energy audit.

EETC applies different technologies and engineering approaches to positively affect the various energy consuming loads in a facility, and we work to improve the efficiency of equipment and systems to reduce kilowatt hour and Therm consumption (also known as a British Thermal Unit (BTU), which is a measurement of natural gas used or consumed).  We combine engineering experience with the expertise of our primary manufacturers. This allows us to develop turnkey projects with energy savings, reduction in greenhouse gas emissions and return on investment for our customers.  All of the approaches and technologies we employ are proven, passive, DOE, USGBC and/or IEEE approved and recommended. Furthermore, many of our technologies are ENERGY STAR qualified and supplied by ENERGY STAR partners such as Phillips, GE, Telkonet and Intellidyne.  All of the technologies we utilize are Underwriters Laboratory “UL” Listed, which means that they conduct the testing on electrical components and equipment, and Canada Standards Association “CSA” approved.  The Canada Standards Association is similar to the Underwriters Laboratory but their testing is even more stringent and CSA approval is required by law in Canada. Many states and local utilities also offer incentives and rebates for our work and we help our customers to receive the incentives available as well as qualify them for applicable and available federal tax incentives.

EETC reduces the financial risk for its customers by backing projects with reimbursement contingency insurance underwritten by Lloyds of London.   The Lloyds of London insurance policy is a $1,500,000 reimbursement contingency insurance policy that backs the guaranteed energy savings and project payback and return on investment for our customers. The effective date of this policy is May 26, 2010.  The policy period is from May 26 , 2010 , to May 26 , 2011.  Any losses occurring on new and existing contracts reported during this time frame will be covered by Lloyds of London.  The policy requires ongoing measurement and verification of energy reduction results and savings as well as notification if targets are not being met.  If a shortfall were to occur in the projected savings for a customer, Lloyds of London would make up 90% of the difference, and Energy Edge would make up the remaining 10% of the difference.  To date we have had no claims filed.

Lastly, EETC has developed a proprietary e-tool for developing unique, accurate, facility specific energy savings calculations and project designs called the Energy Edge Analyzer. The Energy Edge Analyzer and underlying formulas and algorithms were developed by analyzing hundreds of facilities of varying type, size, location, use, etc.

The Energy Edge Analyzer allows team members to collect specific, pin point information on the various energy consuming loads and systems in a facility and input the data into the tool to produce fast, precise results including:

•	Overall project design
•	Guaranteed energy savings
•	Available utility rebates
•	Available federal, state and local incentives
•	Client project cost
•	Guaranteed client payback and ROI
•	Financing options
•	Carbon footprint and greenhouse gas reductions
•	Electrical and gas consumption breakdowns and profiles across respective loads
•	Detailed engineering and design specifications down to the individual treated load
•	Corresponding additional benefits of the specific design (i.e. extended equipment life, less downtime, heat load reductions, electrical system capacity, cooling capacity, etc)

The results from the Energy Edge Analyzer can then be quickly imported to a client ready, professional proposal.  The proposal incorporates the relevant information from above and includes everything from the executive summary to the sales agreement to graphs and charts and dozens of customer referral letters.

Competitive Business Conditions within the Industry

While no company offers the comprehensive “whole facility approach” that is offered by EETC, they all utilize a similar business model.  The sustainable competitive advantage of EETC will be its guarantee program, implementation and service model.  The Company provides a solution that will give the maximum savings available without vast equipment overhaul.

Many of EETC’s competitors do not have the same experience level of EETC or its principal, and cannot supply a true guarantee and insurance backing.  However, our competitors may be better funded, have access to more business expansion capital, have strategic business and local relationships developed, and may have stronger capability to develop or license technologies, which could potentially affect our ability to compete.

There are multiple ways a company can proceed with trying to reduce energy spending.  Vendors in the industry typically take one of two approaches.  The first approach is from an administrative and supply side point of view.  Many companies offer professional services where energy bills are audited for errors and for procurement opportunities.  Reports are provided that show what is being spent at various times and seasons.  Along with the audit, the company researches possible energy procurement and demand response opportunities in deregulated energy markets that may be accessible to the client.  Logical SG (www.logicalsg.com), Kilojolts Consulting Group (www.kilojolts.com) and Energen USA (www.energenusa.com) are such companies that provide an administrative solution.

The second approach is to address the consumption side by attending to the different electrical and gas consuming equipment running in a facility.  There are several companies providing a single or a two dimensional technological approach such as small lighting retrofit companies, electrical contractors, HVAC contractors, general contractors, etc.  They provide lighting retrofits, or HVAC inspection and upgrades, or new windows, or building management software, or one or two efficiency technologies.

There are merits and benefits to both approaches to energy cost savings noted above. EETC’s competitive advantage is detailed below in the section titled “Competitive Strengths Within The Industry”.

Independent Contractors

EETC utilizes independent contractors, channel partners and vendor relationships to develop business opportunities.  The members of our network typically operate under the Energy Edge moniker and work from various strategic regions across the United States.  The nature and services include sales, engineering and project management.  The terms of the arrangement is a sales commission of 50% or 40% of gross profit for sales and negotiated daily rates for engineering and project management work.  Utilizing such a network of independent partners working on a 100% commission basis affords EETC with great advantages such as expanded geographical reach and marketplace exposure, generation of a significantly larger number of sales leads and prospects, and no additional overhead.  The US regions in which we have independent contractors/representation include:

a.	New Jersey
b.	New York
c.	Pennsylvania
d.	Florida
e.	Tennessee
f.	Cal i fornia
g.	Maryland
h.	Illinois

We understand that if we experience difficulties in maintaining vendor relationships or developing new relationships on a timely basis and on terms favorable to us, our business and financial condition could be adversely affected.  Also, malfunctions of third party service providers could adversely affect our business which may impede our ability to attract and retain clients.

Effect of Existing Governmental Regulation on our Business

While there is no current regulation of this specific type of business other than the normal business restrictions that apply to all businesses, we know that there is a possibility that the laws, rules and regulations governing this type of business may change and may increase our operation costs.  We intend to monitor the changes in regulations related to our business carefully and ensure that our business complies with all applicable laws and rules.

Number of Total Employees and Part-Time Employees

We currently employ 1 full-time employee in the United States.  We do not employee any part-time employees.  We currently utilize 17 independent contractors.

Suppliers

Energy Edge provides energy efficiency results including technology solutions from the following manufacturers and suppliers.  We engineer the solution, specify the exact design, quantity and type of unit or equipment and the manufacturer or supplier ships them out.  They also provide technical support for their product(s) at no cost as needed:

•	Intellidyne
•	ECube
•	Myron Zucker
•	Alumalight
•	UE Systems
•	HySave
•	Telkonet
•	Powersmiths
•	Huper Optiks
•	Others

We have excellent relationships with all of our manufacturers and suppliers and currently have distributor contracts with eCube, Alumalight, Myron Zucker and HySave. For other suppliers, operate on a more informal basis and order what we require at the times we need it.

Business Strategies

Our business includes energy engineering studies and the designing and building of turnkey energy efficiency projects.  We have grown the company by offering high quality services and products to customers we initially attracted using very simple techniques such as networking, channel partners, cold calling and mailers.  We continue to add to our network of independent contractors and using these methods of prospecting.  However, we plan to begin utilizing more sophisticated methods of attaining customers and increasing the visibility of EETC such as online viral marketing, traditional marketing and advertising and extensive publicity and public relations campaigns.

Lastly, management will be looking for additional revenue streams such as energy efficiency consulting for new building design and potential acquisition targets to expand size, revenue and profitability of the company.

Industry Summary

Businesses are continually seeking ways to lower expenses and cut energy costs.  The majority of Federal and state governments and local utilities have put several regulations and incentives in place (with more to come), encouraging and requiring companies to take active responsibility for lowering their energy consumption.  A monsoon of media coverage has also created awareness of high energy consumption and the ultimate effects on the US and the rest of the world.  It is to the advantage of any company, with a significant energy bill, to take advantage of the offer presented by EETC, from a fiscal, environmental and social standpoint.

EETC target markets include the industrial, commercial and government sectors, which account for more than half of the energy consumed in the US.  The other two sectors are residential and transportation.

On June 5, 2007, the 1st Annual World Environment Review took place and a few of the highlights pertaining to the US, in regards to the general population, are shown below:

•	74% are concerned about climate change.
•	80% think their Government should do more to tackle global warming.
•	84% think that the US is too dependent on fossil fuels.
•	72% think that the US is too reliant on foreign oil.
•	79% think that the US Government should do more to increase the number of hybrid cars that are sold.
•	67% think that the US Government should allow more off shore drilling.

The results show that the general population is building an awareness of the worldwide energy issue and are trending towards solutions that will assist with conserving the environment.  It now becomes beneficial for companies to participate in these initiatives in order to reflect positively on society.

The American Recovery and Reinvestment Act of 2009 energy related funding allocates $1.6 billion for renewable energy and $12 million for energy efficiency. The revenue for the energy management services market in North America in 2008 was $20.35 billion and is projected to double to over $40 billion by 2013 due to favorable new government legislations and increased knowledge about the benefits of energy management.  Source: Frost & Sullivan, North American Energy Management Investment Analysis, February 11, 2009

Along with its “whole facility approach” the company provides additional advantages to its client with its 100% savings guarantee program which is backed by a surety bond underwritten by Lloyds of London.  The guarantee ensures every dollar invested in an EETC project by a customer will be returned via energy savings within the determined payback period.  If any shortfall occurs, the difference between the savings and the investment will be refunded by the surety bond.  This quells customer anxiety by removing the financial risk from the buying decision and ultimately increases closure rate, allowing EETC a competitive and reputational advantage as an energy engineering company.

Competitive Strengths within the Industry

There is merit to both the administrative, supply side and the energy efficiency, consumption side solutions detailed in the “Competitive Business Conditions” section above.  That is why EETC has developed the ability to address both for customers.

The administrative solution has value for customers and EETC offers these solutions by partnering with companies such as Enernoc (www.enernoc.com) and Glacial Energy (www.glacialenergy.com).  Partnering with companies like Enernoc and Glacial helps to generate interest with our current customers and future prospects in the energy procurement and demand response (supply side savings) services, which helps the customer by lowering the base rate they pay for electricity and gas.  Enernoc and Glacial offer energy procurement services where companies can use them to broker deals with third party energy supplies in deregulated states.  We partner with either Enernoc or Glacial get paid by the customer and EETC receives commissions from them.  In this way EETC can provide administrative, supply side savings to its customers while also generating revenue for the firm.  However, these administrative strategies focus only on the supply side cost and not on reducing actual energy usage, or reducing a company’s carbon footprint.  To use less energy, the equipment and its supporting systems must be made to run more efficiently.  This is where EETC takes it to the next level by employing a holistic, comprehensive approach that is necessary to thoroughly enhance the energy efficiency and profile of all types of facilities.

As noted, there are many companies and individuals that focus only on one or two aspects of the dozens of areas that can be made more efficient. In management’s view, none of these companies offer a similar whole facility approach as offered by Energy Edge that can literally address the multitude of energy consuming loads across the lighting, HVAC, refrigeration, heating and production systems in today’s commercial, industrial and institutional facilities.  Competitors typically cannot bring to bear the numerous technologies and approaches that EETC can to ensure a significant, measurable impact and strong ROI for customers.  In addition to the narrow scope and limited available energy treatment options and approaches, competitors can not truly guarantee the energy savings and do not offer true, insured guaranteed savings programs.

The general methods of competition used by companies in our industry include:

-

Reducing profit margins when competing head to head with providers of similar products or services to win business based on price.

-

Extending product warranties beyond the manufacturers’ warranties.

-

Offering performance contracting where the company offers to complete a project for no upfront cost to the customer in return for a percentage of the energy cost savings over a pre-determined period of time.

-

Offering turnkey installations requiring no labor from the customer’s staff.

-

Offering ongoing service contracts.

 Management believes that EETC maintains a distinct advantage over its competition by offering a comprehensive energy cost reduction suite of services including whole facility energy consumption reduction, energy procurement and demand response programs. And EETC reduces the financial risk from the buying decision for customers with guaranteed savings and ROI backed by Lloyds of London.

EETC utilizes an experienced team of independently contracted professionals and has acquired in depth information that only years in the industry can provide.  As it relates to competitor’s ability to enter this market and become a successful market participant, it would be necessary for them to surpass the following market barriers in the same manner that EETC has:

•

Strategic Partnerships & Vendor Relationships – Strategic alliances will allow for better pricing on products and technologies used on client projects.  It also allows for quick delivery and expert assistance as needed.  With sound partnerships with manufacturers the Company is best positioned to negotiate excellent deals, as well as gain benefits from volume buying.

•

Surety Bond or Similar Guarantee Program – The Lloyds of London surety bond is an attractive solution to potential customers.  Other technology vendors have also shown interest in utilizing such a program.

•

Knowledge and Know How – Any company entering the energy conservation industry must have a vast amount of knowledge and experience spanning multiple engineering fields and several industries in order to provide expert solutions to clients of such a high caliber.

Growth Strategy

Market trends suggest that the demand for energy resources will rise dramatically over the next 25 years.  Global demand for all energy sources is forecast to grow by 57%.  These numbers include all energy types.

EETC currently has over $13 million in potential business in the sales pipeline.  The $13 million is comprised of prospects that have already received the initial analysis and project summary (Step 2) and are deciding whether to move forward with a project.  These prospects have provided us with 12 months of utility bills, extensive facility information, production data and complete access to their operations.  We have prepared comprehensive analysis and a project summary including the guaranteed savings, project cost, payback, ROI, financing terms, and carbon footprint reduction. EETC continues to add new prospects to the sales pipeline every week, however we cannot provide any assurance that any of this potential business will result in firm orders.

EETC intends to enter into more strategic, vendor and distributorship relationships with additional industry leading energy efficiency manufacturers and suppliers in 2011.

EETC has grown the current business using very simple techniques such as networking, channel partners, cold calling and mailers.  EETC will continue to add to our network of independent contractors and using these methods of prospecting.  However, EETC plans to begin utilizing more sophisticated methods of attaining customers and increasing the visibility of EETC such as online viral marketing, traditional marketing and advertising and extensive publicity and public relations campaigns.

EETC will be looking for additional revenue streams such as energy efficiency consulting for new building design and potential acquisition targets to expand the size, revenue and profitability of the company.

DESCRIPTION OF PROPERTY

The Company does not own any real property.   The Company’s office and place of business is located at 1200 Route 22 East, Bridgewater, New Jersey 08807.

MANAGEMENT

The directors and executive officers of the Company are:

Name	Age	Position
Robert Holdsworth	40	President & Chairman
John Gerace	64	Vice President

Robert Holdsworth, 40, MBB, President, has a 17 year proven track record of success partnering with Fortune 500 companies, global enterprises and medium businesses.  His experience covers a depth of senior level operations management, inside and outside sales, large scale project management and Six Sigma deployment.  He has successfully managed large, multi-hundred member departments and key contracts that generated revenues of up to $40M annually.  Mr. Holdsworth has had great success in strategically growing organizations, managing highly complex projects, and cutting waste while increasing revenues.  Mr. Holdsworth successfully integrated three distinct outsourcing businesses and created ways to decrease cost, correctly apply assets and significantly impact the top and bottom lines.   In Management’s view, Mr. Holdsworth possesses the well rounded skill set necessary to lead a company today, as an effective communicator, strategic leader, poised presenter, skilled salesperson, with astute financial capabilities.  Mr. Holdsworth has worked in Senior Management positions for such companies as Mellon Financial Corporation (Vice President from 2002 to 2004), Gretco, Inc. (Public Relations Director from 1992 to 1994), Price Waterhouse Coopers (Managing Director from 1996 to 2002), and Merrill Lynch & Co (Manager from 1994 to 1996).  Mr. Holdsworth received a Bachelor Degree from Rider University, Lawrenceville, NJ.  He holds certifications as a Certified Energy Manager, a Six Sigma Master Black Belt, and a Total Quality Management (TQM) Practitioner and formerly held NASD Series 7 and Series 63 licenses.

John Gerace, 64, Ph.D., P.E. Vice President, has been a consultant for EETC for 6 years and engages in the various aspects of EETC sales, project design and installations.  He oversees client projects including sales, end to end engineering, project management and financial accountability.  Dr. Gerace offers excellent expertise in the field of engineering and business development.  His engineering knowledge encompasses environmental, industrial and facilities engineering, power plant engineering, cogeneration and of course energy engineering.  Dr. Gerace has held several management positions in the environmental industry for such companies as The Kuljian Corporation as the Vice President, Business Development from 1997 to 1999 and again from 2001to 2003, Client Services Director at Buchart-Horn/BASCO Associates from 1999 to 2001, Business Development Manager for L. Robert Kimball & Associates from 1996 to 1997, Manager of Business Development, IT Corporation from 1994 to 1996, and Vice President and NYC Regional Branch Manager at Certified Engineering and Testing Co. from 1993 to 1994.  Dr. Gerace has overseen projects spanning power plants, boiler plants, chiller plants, pharmaceutical firms, schools, Department of Defense, chemical plants, hospitals, food processing plants, and many other facilities.  Dr. Gerace is a published author and a Registered Professional Engineer.  He holds a Bachelor of Engineering, an MBA in Finance and a Doctor of Philosophy with Honors in Economics.  He holds Full Membership in the National Society of Professional Engineers, the Association for the Advancement of Cost Engineering International and sits on the Philadelphia Council on Business Economics.  Dr. Gerace has also fulfilled US Navy Active Duty obligations as a Lt. in the US Naval Reserve.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.

Director Independence:

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our board of directors determined that Director Gerace qualifies as “independent” in according with the applicable rules and regulations of the SEC.  Director Holdsworth does not meet the independence requirements.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office or until his successor has been elected and qualified in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Audit Committee

We do not have an audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.  Furthermore, no director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

 Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer.  A copy of the Code of Ethics is filed as Exhibit 14.1.

EXECUTIVE COMPENSATION

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2007, 2008, 2009, and December 31, 2010:

Compensation Table for Executives

Name &Principal Position	Year	Salary ($)	Total ($)

Robert Holdsworth, President	2007	$0	$0
	2008	$0	$0
	2009	$0	$0
	2010	$207,984	$207,984

Employment Agreements

The Company has no formal employment agreements.

Compensation of Directors

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named Director for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2007, 2008, 2009 and December 31, 2010:

Compensation Table for Directors

Name &Principal Position	Year	Salary ($)	Total ($)

Robert Holdsworth, President	2007	$0	$0
	2008	$0	$0
	2009	$0	$0
	2010	$0	$70,000
John Gerace	2007	$0	$0
	2008	$0	$0
	2009	$0	$0
	2010	$0	$70,000

Directors receive fixed fees and other compensation for their services as directors. The Board of Directors are compensated for attending 5 board meetings per year, and for assisting in raising funds for the company pre-ipo and post public, joint ventures and strategic alliance facilitation, advisory with respect to banking services relating to the Company, road shows and corporate equity/debt issuance and follow on financing in addition to other responsibilities.  The Board of Directors has the authority to fix the compensation of directors.  The table below represents the standard compensation for members of the Board of Directors:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings	All Other Compen-sation ($)	Total ($)
Robert Holdsworth		$20,000(1)	$50,000(2)				$70,000
John Gerace		$20,000(1)	$50,000(2)				$70,000

(1)  The stock awards set forth on this table were issued for services rendered to the Company by the directors for the year ending December 31, 2010. This dollar estimate is based on the fair market value at the date of grant at the close of business in accordance with ASC 718-20 (formerly SFAS No. 123R, Share-Based Payment).

(2) The option awards set forth on this table are options that will be issued in 2011 will be for services rendered to the Company by the directors for the year ending December 31, 201 0 . This dollar estimate is based on the fair market value at the date of grant at the close of business in accordance with ASC 718-20 (formerly SFAS No. 123R, Share-Based Payment).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of  January 13, 2011, for:

●	each of our executive officers and directors;
●	all of our executive officers and directors as a group; and
●	any other beneficial owner of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Based on Current Number of Shares Outstanding	Percent of Class Based on Maximu m Offering

Common Stock	Robert E. Holdsworth 33 Chestnut Trail Flemington, NJ, 08822	30,200,000(1)	61. 62%	43.76%
Common Stock	ACS Inc. James Scott(2) 500 Office Center Drive Fort Washington, PA 19034	5,5 00,000(1)	11.22%	7.97%
Common Stock	All Executive Officers and Directors as a Group	30,400,000 (1)	62.03%	44.05%
Common Stock	John Gerace	2 00,000 (1)	. .41%	. 29%

(1)	Based on 4 9,006,825 shares as of January 13, 2011 .
(2)	James Scott, the owner of ACS, Inc., is the beneficial owner of 5,5 00,000 shares of common stock of the Company.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Energy Edge Technologies Corporation (“Energy Edge” and the “Company”) was incorporated in New Jersey in January, 2004.  On January 1, 2008 all assets, liabilities, and operations of the sole proprietorship (an entity under common control) were transferred in by Mr. Holdsworth. The assets and liabilities were transferred in to the Company at book value, as follows:

Assets: cash $102,787, work in process $30,110, total = $132,897

Liabilities: credit cards payable $43,151, customer deposits $176,242, total = $219,393

Deficit Capital: $86,496

With the exception of the previous statement, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	The Officers and Directors;
-	Any Person proposed as a nominee for election as a director;
-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-	Any relative or spouse of any of the foregoing persons who have the same house as such person.

SELLING SECURITY HOLDERS

The persons listed in the table plan to offer the shares shown opposite their respective names by means of this Prospectus in the Secondary Offering. The owners of the shares to be sold by means of this Prospectus are referred to as the “Selling Security Holders”. The Selling Security Holders acquired their shares from EETC in privately negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	at a fixed price of $0. 2 0 per share until such time as, and if, the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices;
-	privately negotiated transactions;
-	to cover short sales after the date the registration statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission;
-	a combination of any such methods of sale; and
-	any other method permitted pursuant to applicable law.

The following table sets forth the shares beneficially owned, as of January 13, 2011, by the Selling Security Holders included in this Prospectus.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4 9,006,825 shares of our common stock issued and outstanding as of January 13, 2011 . As used in the table below, “PPM Investor” includes investors who have invested in the company and purchased restricted shares through private placement in the company, pursuant to an exemption under Rule 506 of Regulation D.  These investors are either “accredited investors” or must have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective amendments.

Further explanation about the specific transaction set forth in the table below can be found in Note 6 on page 60.

		Beneficial Ownership Before Offering(1)			Beneficial Ownership After Offering(1)
Name of Selling Security Holder(1)	Position, Office, or Material Relationship with the Company	Common Shares Owned by the Selling Security Holder	Percent(2)	Total Shares to be Registered (offered) Pursuant to this Prospectus	Common Shares Owned by Selling Security Holder	Percent(2)
Charles Richard Harvin, Jr. 2732 Rush Haven Drive Mt. Pleasant, SC 29466	PPM Investor	250,000	0.51%	250,000	0	0%
Alejandro Sei 18 Chestnut Trail Flemington, NJ 08822	PPM Investor	8 0,000	0.1 6%	8 0,000	0	0%
Keith Harvin 2870 Porcher Drive Sumter, SC 29150	PPM Investor	250,000	0.51%	250,000	0	0%
Charles Barovian 1763 West 9th Street Brooklyn, NY 11223	PPM Investor	100,000	0.20%	100,000	0	0%
Steve Gianniotis 226 Kings Highway Brooklyn, NY 11223	PPM Investor	100,000	0.20%	100,000	0	0%
Richard Edelman 216 Walnut Street Livingston, NJ 07039	PPM Investor	100,000	0.20%	100,000	0	0%
Robert E. Holdsworth 33 Chestnut Trail Flemington, NJ, 08822	CEO	30,000,000	61. 22%	3,000,000	27,000,000	55. 09%
Terrence Maher 3531 N. Reta Avenue Chicago, IL 60657	PPM Investor	75,000	0.15%	75,000	0	0%
Alejandro Sei 18 Chestnut Trail Flemington, NJ 08822	PPM Investor	30,000	0.06%	30,000	0	0%
Michael Napolitano 4024 Quarry Road Manchester, NJ 08759	PPM Investor	1,000,000	2.04%	1,000,000	0	0%
Richard Gigantino 5 White Birch Drive Millstone Twsp., NJ 08510	PPM Investor	50,000	0.10%	50,000	0	0%
Frank Kukla 176 Brahma Avenue Bridgewater, NJ 08807	PPM Investor	7 0,000	0. 1 4%	7 0,000	0	0%
Randall Bielski 1534 York Road Lutherville, MD 21093	PPM Investor	300,000	0.61%	300,000	0	0%
James Scott (ACS, Inc.) 500 Office Center Drive Fort Washington, PA 19034	Compensation for Services	5 , 5 00,000	11.22%	4,500,000	1 , 0 00,000	2.04%

Frank J. Pena 1590 Horseshoe Drive Manasquan, NJ 08736	Compensation for Services	100,000	0.20%	100,000	0	0%
Warren Fellus (TVT Capital LLC) 8 Hunters Lane Roslyn, NY 11576	Compensation for Services	7 00,000	1. 43%	7 00,000	0	0%
Kenny Fellus 4 Green Drive Roslyn, NY 11576	PPM Investor	100,000	0.20%	100,000	0	0%
John Gerace, Ph.D. 646 Friar Drive Yardley, PA 19067	Board of Director	200,000	0.41%	200,000	0	0%
Yin Hu 58 Rose Avenue Great Neck, NY 11021	Advisory Services	200,000	0.41%	200,000	0	0%
Warren Fellus (TVT Capital LLC) 8 Hunters Lane Roslyn, NY 11576	Advisory Services	200,000	0.41%	200,000	0	0%
Robert E. Holdsworth 33 Chestnut Trail Flemington, NJ, 08822	Board of Director	200,000	0.41%	0	200,000	0.41%
Laura Napolitano 54 Fairway Blvd. Monroe Twp., NJ 08831	PPM Investor	25,000	0.05%	25,000	0	0%
Lorraine Licata 54 Fairway Blvd. Monroe Twp., NJ 08831	PPM Investor	25,000	0.05%	25,000	0	0%
Joseph Yeganeh 9 Brook Lane Brookville, NY 11545	PPM Investor	540,000	1.10%	540,000	0	0%
Pedram Bral 52 East End Ave, Apt. 17A New York, NY 10028	PPM Investor	100,000	0.20%	100,000	0	0%
Vincent & Rees (David M. Rees) 175 South Main Street, 15th Floor Salt Lake City, UT 84111	Compensation for Services	1,045,825	2.1 3%	1,045,825	0	0%
Callie Tempest Jones 3344 S. 1885 E. Salt Lake City, UT 84106	Compensation for Services	100,000	0.20%	100,000	0	0%
Lisa M. Demmons 724 10th Ave. Salt Lake City, Utah 84103	Compensation for Services	100,000	0.20%	100,000	0	0%
Chase Chandler 696 Eaglepointe Dr. North Salt Lake City, Utah 84154	Compensation for Services	100,000	0.20%	100,000	0	0%
Brendan Hughes 56 Briar Hill Drive Yonkers, NY 10710	Investor	100,000	0.20%	100,000	0	0%
Dawn L. Housel 77 Kelsey Drive Schuylkill Haven, PA 17972	Investor	32,000	0.07%	32,000	0	0%
Monica Shayestehpo 92 Hampshire Road Great Neck, NY 11023	Investor	64,000	0.13%	64,000	0	0%

Seth E. Shilstat 108 Sequoia Court Flemington, NJ 08822	Investor	50,000	0.10%	50,000	0	0%
John G. Mills 27 Shippen Court Flemington, NJ 08822	Compensation for Services	50,000	0.10%	50,000	0	0%
William M. Holdsworth and E Eleanor A. Holdsworth Joint Trust 5091 MacKenzie Drive Kewadin, MI 49648	Investors & parents of Robert Holdsworth	100,000	0.20%	100,000	0	0%
William Arthur Holdsworth 4350 Savoie Trail West Bloomfield, MI 48323	Investor & brother of Robert Holdsworth	400,000	0.82%	400,000	0	0%
William Poulos 8176 Bay Crest Lane Tampa, FL 33615	Investor	1,000,000	2.04%	1,000,000	0	0%
William Kartner P&R Fasteners 325 Pierce Street Somerset, NJ 08873	Investor	20,000	0.04%	20,000	0	0%
Kevin Malone 1120 Mountain Ivy Drive Roswell, GA 30075	Investor	20,000	0.04%	20,000	0	0%
Noreen Jodon 40 13th Street Monroe, NJ 08831	Investor	20,000	0.04%	20,000	0	0%
Donald F. Krueger 15042 Fuente De Paz Rancho Murieta, CA 95683	Investor	2,050,000	4.1 8%	2,050,000	0	0%
Maureen Raftery 139-30 Pershing Crescent Briarwood, NY 11435	Investor	20,000	0.04%	20,000	0	0%
James C. Barbee, Jr. 18 Redwood Terrace Flemington, NJ 08822	Investor	50,000	0.10%	50,000	0	0%
James C. Barbee, Sr. 26269 Cave Neck Road Milton, DE 19968	Investor	100,000	0.20%	100,000	0	0%
Michael Darvish 92 Hampshire Road Great Neck, NY 11023	Advisory Board Member	10,000	0.02%	10,000	0	0%
Matthew Hollister 221 SE Habiscus Ave. Stuart, FL 34996	Advisory Board Member	10,000	0.02%	10,000	0	0%
Aries Investment Partnership 1171 Lawrence Ave. Westfield, NJ 07090	Business Development	300,000	0.61%	300,000	0	0%
Burlington Equities LLC. 24 Lake Vista Way Ormond Beach, FL 32174	Business Development	800,000	1.63%	800,000	0	0%
Nassau International Consultants, Inc. 265 Sunrise Highway, Suite 224 Rockville Centre, NY 11570	Business Development	2,400,000	4.89%	2,400,000	0	0%

(1)           The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the Selling Security Holders purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 49,006,825 shares of common stock outstanding as of January 13, 2011 .

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0. 2 0 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0. 2 0 has been determined arbitrarily.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the Selling Security Holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Security Holders and any broker-dealers or agents that participate with the Selling Security Holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Security Holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling Security Holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Selling Security Holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, and the commissions paid or discounts or concessions allowed to such broker-dealers.

We and the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a Selling Security Holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Security Holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  For more information, see the section titled “Rule 144” herein on page 33 .

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 Common Shares, $0.00001 par value per share.

Common Stock

As of January 13, 2011 , we had 49,006,825 shares of Common Stock issued and outstanding.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

None.

Warrants

 None.

Options

None.

OTC Bulletin Board

Our common stock is not currently traded in the over-the-counter market.  The Company plans to file a Form 211 and to apply for a symbol on the OTC Bulletin Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is OTC CORPORATE TRANSFER SERVICE

52 MAPLE RUN DRIVE, JERICHO, NY 11753.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 13, 2011 , we had outstanding 4 9,006,825  shares of common stock.

Shares Covered by this Prospectus

All of the 17, 506 ,825 shares of Common Stock being registered in this offering may be sold without restriction under the Securities Act.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met.  Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale.  Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the number of shares of our common stock then outstanding, which will equal approximately 49,006,825 shares immediately after this offering, based on the number of shares of our common stock outstanding as of January 13, 2011 ; or

•	The average weekly trading volume of our common stock on during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction.  A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold on a “direct public offering” through our officer and director, Robert Holdsworth, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Holdsworth will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Holdsworth intends to sell the shares being registered according to the following plan of distribution:

•

Shares will be offered to friends, family, and business associates of Mr. Holdsworth

Mr. Holdsworth will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Energy Edge otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Holdsworth will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii).  Neither Mr. Holdsworth, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Energy Edge to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Energy Edge where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Energy Edge to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Holdsworth, and the funds deposited into an account labeled: Energy Edge, within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Energy Edge Technologies Corporation

c/o Bank of America

400 Route 202 & Boorhees Corner Road

Flemington, NJ 08822

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at fixed a fixed price of $0. 1 0 per share until a trading market emerges for the securities. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  For more information, see the section titled “Rule 144” herein on page 38 .

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462 ( c ) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are not presently a party to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

The validity of the common stock being offered by this prospectus will be passed upon for us by Vincent & Rees, L.C., of Salt Lake City, Utah, which has acted as our counsel in connection with this offering.

UNDERWRITING

We are not engaging an underwriter to assist us in this offering. This offering is being made solely through our officers and directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page  6 of this prospectus.  All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Energy Edge Technologies Corporation (EETC) provides businesses with solutions that reduce energy losses, while increasing the efficiency of existing buildings.

Plan of Operation

Our goal in the next twelve months is to obtain sufficient capital financing to allow for necessary growth to support demand for our services.

We initially intend to focus on the following activities:

•	Recruit and retain more employees, especially focusing on increasing our experienced sales team and strategic alliances.
•	Increase marketing initiatives that will further promote the business and its services.
•	Continue national expansion, becoming the premier service provider for full facility overhaul in the energy services industry.

Results of Operations – Twelve Months Ended December 31, 2009 as Compared to Twelve Months Ended December 31, 2010

	2009	2008

CONTRACT REVENUES	$ 902,148	$ 732,190

CONTRACT COSTS	577,708	327,494

GROSS PROFIT	324,440	404,696

OPERATING EXPENSES
Telemarketing services	31,164	43,729
Travel	20,365	30,821
General & administrative expenses	63,320	36,200
TOTAL OPERATING EXPENSES	114,849	110,750

INCOME FROM OPERATIONS	209,591	293,946

OTHER INCOME (EXPENSE)
Interest expense	(5,325)	(3,790)

INCOME BEFORE PROVISION FOR INCOME TAXES	204,266	290,156

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$ 204,266	$ 290,156

BASIC AND DILUTED EARNINGS PER SHARE	$ 0.01	$ 0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED	30,000,000	30,000,000

DIVIDENDS PER SHARE	$ 0.01	$ 0.01

Revenues

Contract revenue for the twelve months ended December 31, 2009 was $902,148 compared to $732,190 for the twelve months ended December 31, 2008.  The increase in sales revenue by $169,958 was mainly attributable to the increased size of our sales pipeline.

Contract Costs and Gross Profit

Contract costs increased from $327,494 for the twelve months ended December 31, 2008 to $577,708 for the same period in 2009. The increase in contract costs was a result of more customer projects being done, price increases from vendors and additional fees and commissions paid to our larger sales network.

Gross profit decreased by $80,256 from $404,696 for the twelve months ended December 31, 2008 to $324,440 for the twelve months ended December 31, 2009.  Gross profit as a percentage of revenue was 35.9% for the twelve months ended December 31, 2009, representing a decrease of 19.4% from 55.3% for the same period in 2008. The decrease in gross profit margin was mainly due to smaller profit margins on customer projects and higher vendor costs and additional fees and commissions paid to our larger sales network in 2009.

Operating Expenses

The small increase in operating expenses of $4,099 between periods was mainly due to higher administrative and general expenses associated with supporting our larger sales network.

General and administrative expenses

General and administrative expenses increased by $27,120 from $36,200 for the twelve months ended December 31, 2008 to $63,320 for the twelve months ended December 31, 2009. The increase in general and administrative expenses was primarily due to expenses associated with supporting our larger sales network.

Net Income

We recorded a net profit of $204,266 for the 12 months ended December 31, 2009, as compared to a net profit of $290,156 for the same period in 2008. The change was mainly due to higher contract costs due to smaller profit margins on customer projects and higher vendor costs and additional fees and commissions paid to our larger sales network in 2009.

Results of Operations – Three Months Ended September 30, 2010, as Compared to Three Months Ended September 30, 2009

	Three months ended September 30, 2010 ( Unaudited )	Three months ended September 30, 2009 ( Unaudited )

CONTRACT REVENUES	$ 411,436	$ 369,143

CONTRACT COSTS	111,733	258,955

GROSS PROFIT	299,703	110,188

OPERATING EXPENSES
Wages – officer	49,741	-
Consulting fees	54,000	-
Directors fees	-	-
General & administrative expenses	98,603	23,315
TOTAL OPERATING EXPENSES	202,344	23,315

INCOME (LOSS) FROM OPERATIONS	97,359	86,873

OTHER INCOME (EXPENSE)
Interest expense	(1,310)	(1,401)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	96,049	85,472

INCOME TAX PROVISION (BENEFIT)
Current	-	-
Deferred	40,000	-

NET INCOME (LOSS)	$ 56,049	$ 85,472

EARNINGS PER SHARE: BASIC AND DILUTED	$ .00	$ .00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED	44,572,864	30,000,000

DIVIDENDS PER SHARE	$ .00	$ .00

Revenues

Contract revenue for the third quarter of 2010 was $411,436 compared to $369,143 for the quarter ended September 30, 2009.  The increase in sales revenue by $42,293 or 11.45% was mainly attributable to the increased size of our sales pipeline.

Contract Costs and Gross Profit

Contract costs decreased from $258,955 for the third quarter of 2009 to $111,733 for the same period in 2010. The decrease in contract costs was a result of better profit margins built into customer projects, price concessions from our vendors and lower cost energy conservation measures implemented.

Gross profit increased by $189,515, or 63%, from $110,188 for the third quarter of 2009 to $299,703 for the third quarter of 2010.  Gross profit as a percentage of revenue was 72.8% for the third quarter of 2010, representing an increase of 43% from 29.8% for the same period last year. The increase in gross profit margin was mainly due to higher profit margins and lower contract costs.

Operating Expenses

The increase in operating expenses of $179,029 was mainly due to equity (share) distributions to our consultants and others for services rendered as part of our IPO efforts.

General and administrative expenses

General and administrative expenses increased by $75,288 or % from $23,315 for the third quarter of 2009 to $98,603 for the third quarter of 2010. The increase in general and administrative expenses was primarily due to payments made to our auditors for the PCAOB audit and other related IPO expenses.

(Loss)/income from Operations

The Company recorded net income before income tax of $96,049 for the third quarter of 2010, compared to a profit of $8 5,472 for the comparative period last year. The change was mainly due to increased gross profit.

Net (loss)/income

We recorded a net income of $ 56,049 for the third quarter of 2010, as compared to a net profit of $ 85,472 for the same period in 2009. The change was mainly due to increased revenue and lower operating expenses less the fees and shares of equity distributed to our consultants and others for services rendered as part of our IPO efforts , and a provision for income tax expense of $40,000 in the third quarter of 2010 .

	Nine months ended September 30, 2010 ( Unaudited )	Nine months ended September 30, 2009 ( Unaudited )
CONTRACT REVENUES	$ 987,660	$ 771,474

CONTRACT COSTS	520,954	459,926

GROSS PROFIT	466,706	311,548

OPERATING EXPENSES
Wages – officer	207,984	-
Consulting fees	594,300	-
Directors fees	80,000	-
General & administrative expenses	187,878	89,691
TOTAL OPERATING EXPENSES	1,070,162	89,691

INCOME (LOSS) FROM OPERATIONS	(603,456)	221,857

OTHER INCOME (EXPENSE)
Interest expense	(3,593)	(4,111)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	(607,049)	217,746

INCOME TAX PROVISION (BENEFIT)
Current	-	-
Deferred	(262,000)	-

NET INCOME (LOSS)	$ (345,049)	$ 217,746

EARNINGS PER SHARE: BASIC AND DILUTED	$ (.01)	$ .01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED	35,869.280	30,000,000

DIVIDENDS PER SHARE	$ .00	$ .01

Results of Operations - Nine Months Ended September 30, 2010, as Compared to Nine Months Ended September 30, 2009

Revenues

Contract revenue for the nine months ended September 30, 2010 was $987,660 compared to $771,474 for the nine months ended September 30, 2009.  The increase in sales revenue by $216,186 was mainly attributable to the increased size of our sales pipeline.

Contract Costs and Gross Profit

Contract costs increased from $459,926 for the nine months ended September 30, 2009 to $520,954 for the same period in 2010. The increase in contract costs was a result of more customer projects being done, price increases from vendors and additional fees and commissions paid to our larger sales network.

Gross profit increased by $155,158, or 33.2%, from $311,548 for the nine months ended September 30, 2009 to $466,706 for the six months ended September 30, 2010.  Gross profit as a percentage of revenue was 47.3% for the six months ended September 30, 2010, representing an increase of 6.9% from 40.4% for the same period last year. The increase in gross profit margin was mainly due to more preferable profit margins on customer p rojects and lower vendor costs in the 3rd quarter of 2010.

Operating Expenses

The increase in operating expenses of $980,471 was mainly due to equity (share) distributions and fees to our consultants and others for services rendered as part of our IPO efforts , as well as increased compensation expense to our officers .

General and administrative expenses

General and administrative expenses increased by $98,187 from $89,691 for the nine months ended September 30, 2009 to $187,878 for the nine months ended September 30, 2010. The increase in general and administrative expenses was primarily due to payments made to our auditors for the PCAOB audit and other related IPO expenses.

(Loss)/income from Operations

The Company recorded a loss before income tax of $607,049 for the nine months ended September 30, 2010, compared to a profit of $217,746 for the comparative period last year. The change was mainly due to the shares of equity distributed to our consultants and others for services rendered as part of our IPO efforts.

Net (loss)/income

We recorded a net loss of $345,049 for the nine months ended September 30, 2010, as compared to a net profit of $217,746 for the same period in 2009. The change was mainly due to the shares of equity distributed to our consultants and others for services rendered as part of our IPO efforts.

Liquidity and Capital Resources

Since our inception we have devoted most of our cash resources to sales and marketing efforts and general and administrative activities related to generating top line revenue for the company.  We continue to maintain low overhead and our operations have been and are primarily funded by the proceeds from the energy projects and engineering performed for our paying customers.  Our ability to meet past and current liabilities with current assets has and continues to be strong and there are no known trends, demands, commitments, or events that will result in our liquidity changing in a material way for the foreseeable future.  In addition, we anticipate larger revenues in both the short and long terms in conjunction with the significant increases in our sales network and strategic alliances and our marketing, sales and public relations efforts.  We have no material commitments for capital expenditures as of the latest fiscal period.  In addition, there are no known material trends in our capital resources and we anticipate no substantive changes between equity and debt or any off-balance sheet financing arrangements.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our legal counsel, Vincent & Rees, L.C., has received 1,045,825 restricted shares of the common stock of the Company totaling 3% of the then-issued and outstanding shares of the Company upon completion of the reorganization or recapitalization of Energy Edge in exchange for the legal services performed.

The financial statements included in this prospectus and the registration statement have been audited by Silberstein Ungar, PLLC an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is OTC CORPORATE TRANSFER SERVICE 52 MAPLE RUN DRIVE, JERICHO, NY 11753.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference are made to the copy of such document filed as an exhibit to the registration statement.

We will also be subject to the informational requirements of the Exchange Act upon the registration statement’s effectiveness, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The accompanying financial statements, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form S-1 filed with the SEC as of and for the period ended December 31, 2009. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results expected for the full year.

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Energy Edge Technologies Corporation

Bridgewater, New Jersey

We have audited the accompanying balance sheets of Energy Edge Technologies Corporation (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholder’s deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Edge Technologies Corporation as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

December  2, 2010

ENERGY EDGE TECHNOLOGIES CORPORATION

BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND 2008

ASSETS	2009	2008
Current assets
Cash and cash equivalents	$ 4,544	$ 15,242
Contract receivables	210,460	35,481
Costs and estimated earnings in excess of billings on uncompleted contracts	9,554	400
Total Current Assets	224,558	51,123

Property and equipment
Computers and equipment	2,690	1,410
Less: accumulated depreciation	(556)	(173)
Total property and equipment (net)	2,134	1,237

TOTAL ASSETS	$ 226,692	$ 52,360

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current liabilities
Accounts payable	$ 16,485	$ 23,123
Accrued expenses	31,526	38,654
Billings in excess of costs and estimated earnings on uncompleted contracts	206,871	-
Sales tax payable	15,082	-
Total Liabilities	269,964	61,777

Stockholder’s deficit
Common stock, $.00001 par value, 100,000,000 shares authorized, 30,000,000 shares issued and outstanding	1,500	1,500
Additional paid in capital	(44,772)	-
Retained earnings (deficit)	-	(10,917)

Total Stockholder’s Deficit	(43,272)	(9,417)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 226,692	$ 52,360

The accompanying notes are an integral part of these financial statements.

ENERGY EDGE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

CONTRACT REVENUES	$ 902,148	$ 732,190

CONTRACT COSTS	577,708	327,494

GROSS PROFIT	324,440	404,696

OPERATING EXPENSES
Telemarketing services	31,164	43,729
Travel	20,365	30,821
General & administrative expenses	63,320	36,200
TOTAL OPERATING EXPENSES	114,849	110,750

INCOME FROM OPERATIONS	209,591	293,946

OTHER INCOME (EXPENSE)
Interest expense	(5,325)	(3,790)

INCOME BEFORE PROVISION FOR INCOME TAXES	204,266	290,156

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$ 204,266	$ 290,156

BASIC AND DILUTED EARNINGS PER SHARE	$ 0.01	$ 0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED	30,000,000	30,000,000

DIVIDENDS PER SHARE	$ 0.01	$ 0.01

The accompanying notes are an integral part of these financial statements.

ENERGY EDGE TECHNOLOGIES CORPORATION

STATEMENT OF STOCKHOLDER’S DEFICIT

AS OF DECEMBER 31, 2009

	Common Stock		Additional Paid in	Retained Earnings	Total Stockholder’s
	Shares	Amount	Capital	(Deficit)	Deficit

Balance, January 1, 2008	30,000,000	$ 1,500	$ 0	$ (87,996)	$ (86,496)

Net income for the year ended December 31, 2008	-	-	-	290,156	290,156

Shareholder distributions	-	-	-	(213,077)	(213,077)

Balance, December 31, 2008	30,000,000	1,500	0	(10,917)	(9,417)

Net income for the year ended December 31, 2009	-	-	-	204,266	204,266

Shareholder distributions	-	-	-	(238,121)	(238,121)

Revocation of S Corporation status as of December 31, 2009	-	-	(44,772)	44,772	-

Balance, December 31, 2009	30,000,000	$ 1,500	$ (44,772)	$ 0	$ (43,272)

The accompanying notes are an integral part of these financial statements.

 ENERGY EDGE TECHNOLOGIES CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	$ 204,266	$ 290,156
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	383	173
(Increase) in contracts receivable	(174,979)	(35,481)
(Increase) decrease in costs and estimated earnings in excess of billings on uncompleted contracts	(9,154)	29,710
Increase (decrease) in accounts payable	(6,638)	23,123
Increase (decrease) in billings in excess of costs and estimated earnings on uncompleted contracts	206,871	(176,242)
Increase in sales tax payable	15,082	-
(Decrease) in accrued expenses	(7,128)	(4,497)
Cash flows provided by operating activities	228,703	126,942

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,280)	(1,410)
Cash flows used in investing activities	(1,280)	(1,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholder	(238,121)	(213,077)
Cash flows used in financing activities	(238,121)	(213,077)

NET DECREASE IN CASH	(10,698)	(87,545)
Cash, beginning of the period	15,242	102,787
Cash, end of the period	$ 4,544	$ 15,242

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 5,325	$ 3,790
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1 – NATURE OF OPERATIONS

Energy Edge Technologies Corporation (“Energy Edge” and the “Company”) was incorporated in New Jersey in January, 2004.  The assets, liabilities, and operations of a sole proprietorship controlled by the Company’s sole stockholder were transferred in. The Company provides energy engineering and services specializing in the development and implementation of advanced, turnkey projects to reduce energy losses and increase the efficiency of new and existing buildings.  The Company is comprised of professional and industrial engineers, Leadership in Energy and Environmental Design (“LEED”) Accredited Professionals, and Green Building Coalition Certifying Agents.  Energy Edge is a Clean Energy Pay for Performance Partner and a Smart Start Building Trade Ally.  The Company’s custom designed projects are developed using proprietary methods and maximize energy savings by treating an entire facility based on its unique features and electricity and gas usage.

The Company applies a whole facility approach to energy cost reduction by applying different technologies and engineering approaches to treat most of the various electrical and gas consuming loads across facility such as lighting, HVAC, refrigeration and production equipment.  The energy projects developed and implemented by the Company are ideal for virtually any type of facility and have successfully resulted in tremendous savings in manufacturing plants, hospitals, entertainment venues, office buildings, restaurants, warehouses, etc.

Revenues come primarily from engineering survey work and turnkey energy projects where the company takes responsibility for equipment procurement, installation labor, utility rebates, tax incentives, pre and post survey work, waste removal, certifications, and ongoing measurement and verification of results.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

Energy Edge uses the accrual basis of accounting for financial statement reporting. Accordingly, revenues are recognized when products are delivered and services are rendered, and expenses are recognized when the obligation is incurred. The Company recognizes revenues from contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. The company has selected a December 31 year end.

Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, contract receivables, costs and estimated earnings in excess of billings on uncompleted contracts, property and equipment, accounts payable, billings in excess of costs and estimated earnings on uncompleted contracts, sales tax payable and accrued expenses. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

In addition, the Company extends credit to customers in the normal course of business. The Company monitors the account receivable balances and does not expect significant collection problems.

Revenue Recognition

The Company recognizes revenues from contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. No profit is recognized on change orders until they have been approved by the customer.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Income Taxes

The Company, with the consent of its shareholder, has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the shareholders of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income.

Effective January 1, 2010, the Company has revoked its S Corporation status and will be taxed as a C Corporation going forward.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

If the Company had been taxed as a C Corporation for the year ended December 31, 2009, the Balance Sheet and Income Statement at December 31, 2009 would have appeared as follows:

	Historical Financial Statements	Proforma Income Tax Adjustments	Proforma Financial Statements
	Dec 31, 2009	Dec 31, 2009	Dec 31, 2009
CONDENSED BALANCE SHEET:
Total assets	$ 226,692	$ -	$ 226,692

Current liabilities	269,964	69,450	339,414
Stockholder’s (deficit)	(43,272)	(69,450)	(112,722)
Total liabilities and stockholder’s (deficit)	$ 226,692	-	$ 226,692

CONDENSED STATEMENT OF OPERATIONS:
Contract revenues	902,148		902,148
Contract costs	577,708		577,708
Gross profit	324,440		324,440
Operating expenses	114,849		114,849
Income from operations	209,591		209,591
Other expense	5,325		5,325
Income before income tax provision	204,266		204,266
Provision for income tax	0	69,450	69,450
Net income	$ 204,266	$ (69,450)	$ 134,816

Basic and diluted earnings per share	$ .01		$ .00
Weighted average common shares outstanding: Basic and diluted	30,000,000		30,000,000

Research and Development

The Company has not incurred any research and development costs to date.

Stock-Based Compensation

As of December 31, 2009, the Company has not issued any stock-based payments to its employees. The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the year ended December 31, 2009 did not have a significant effect on the Company’s financial statements as of that date. In connection with the preparation of the accompanying financial statements as of December 31, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC).

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”). (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s policy is to depreciate the cost of property and equipment over the estimated useful lives of the assets by use of the straight-line method. The office equipment presently owned by the Company is being depreciated over an estimated useful life of five years. Depreciation expense for years ended 2009 and 2008 was $383 and $173, respectively.

NOTE 4 – STOCKHOLDER’S EQUITY

On March 26, 2010, the Company amended its Articles of Incorporation to increase the number of authorized shares to 100,000,000 with a par value of $.00001.

The Company originally issued 1,500 no par value common shares to its founder. On May 10, 2010, the Company issued an additional 29,998,500 shares of common stock in payment of services provided by the founder of the Company. Since nominal consideration was received for the shares, these financial statements have treated the transaction as if it were a stock split. Accordingly, all share and per share data has been adjusted to reflect such stock split.

As of December 31, 2009, the company has no warrants or options outstanding. See Note 6.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real property as of December 31, 2009. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on which the financial statements were issued, September 8, 2010, and has determined it does not have any material subsequent events to disclose other than what is disclosed below.

On May 10, 2010, the Company issued 29,998,500 shares of common stock in payment of services provided by the founder of the Company. The shares were valued at $300, which, in the opinion of management, approximates the value of the services rendered. Since nominal consideration was received for the shares, these financial statements have treated the transaction as if it were a stock split. Accordingly, all share and per share data have been adjusted to reflect such stock split.

In April and May, 2010, the Company sold 1,425,000 shares of common stock at $.10 per share under a private placement to unrelated third parties for total proceeds of $142,500.

In May, 2010, the Company sold 1,000,000 shares of common stock at $.05 per share under a private placement to unrelated third parties for total proceeds of $50,000.

On June 17, 2010, the Company issued 9,000,000 common shares valued at $.10 per share for business consulting services.

On June 17, 2010, the Company issued 600,000 common shares valued at $.10 per share in payment of equity issuance costs.

On June 28, 2010, the Company issued 800,000 common shares valued at $.10 per share to four members of the Board of Directors in payment of directors’ fees.

During July, August, and September, 2010, the Company sold 1,422,000 shares of common stock at $.10 per share under a private placement to unrelated third parties for total proceeds of $142,200.

On August 2, 2010, the Company issued 1,345,825 common shares valued at $75,000 for legal services rendered to the Company.

On August 23, 2010, the Company issued 64,000 common shares at $.10 per in payment of equity issuance costs.

ENERGY EDGE TECHNOLOGIES CORPORATION

BALANCE SHEETS

AS OF SEPTEMBER 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

	September 30, 2010 (Unaudited)	December 31, 2009 *
ASSETS
Current assets
Cash and cash equivalents	$ 43,240	$ 4,544
Contract receivables	352,799	210,460
Loan receivable – related party	66,399	-
Prepaid consulting fees	525,000	-
Costs and estimated earnings in excess of billings on uncompleted contracts	-	9,554
Total Current Assets	987,438	224,558

Property and equipment
Computers and equipment	10,640	2,690
Less: accumulated depreciation	(1,759)	(556)
Total property and equipment – net	8,881	2,134

Other assets
Deferred taxes	262,000	-

TOTAL ASSETS	$ 1,258,319	$ 226,692

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable	$ 24,930	$ 16,485
Accrued expenses and other current liabilities	110,628	31,526
Billings in excess of costs and estimated earnings on uncompleted contracts	-	206,871
Sales tax payable	15,082	15,082
Total Liabilities	150,640	269,964

Stockholders’ equity (deficit)
Common stock, .00001 par value, 100,000,000 shares authorized, 46,716,825 shares issued and outstanding (30,000,000 – 2009)	467	1,500
Additional paid in capital	1,452,261	(44,772)
Retained earnings (deficit)	(345,049)	0

Total Stockholders’ Equity (Deficit)	1,107,679	(43,272)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 1,258,319	$ 226,692

* Derived from audited financial statements

The accompanying notes are an integral part of these financial statements.

ENERGY EDGE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	Three months ended September 30, 2010 (Unaudited)	Three months ended September 30, 2009 (Unaudited)	Nine months ended September 30, 2010 (Unaudited)	Nine months ended September 30, 2009 (Unaudited)

CONTRACT REVENUES	$ 411,436	$ 369,143	$ 987,660	$ 771,474

CONTRACT COSTS	111,733	258,955	520,954	459,926

GROSS PROFIT	299,703	110,188	466,706	311,548

OPERATING EXPENSES
Wages – officer	49,741	-	207,984	-
Consulting fees	54,000	-	594,300	-
Directors fees	-	-	80,000	-
General & administrative expenses	98,603	23,315	187,878	89,691
TOTAL OPERATING EXPENSES	202,344	23,315	1,070,162	89,691

INCOME (LOSS) FROM OPERATIONS	97,359	86,873	(603,456)	221,857

OTHER INCOME (EXPENSE)
Interest expense	(1,310)	(1,401)	(3,593)	(4,111)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	96,049	85,472	(607,049)	217,746

INCOME TAX PROVISION (BENEFIT)
Current	-	-	-	-
Deferred	40,000	-	(262,000)	-

NET INCOME (LOSS)	$ 56,049	$ 85,472	$ (345,049)	$ 217,746

EARNINGS PER SHARE: BASIC AND DILUTED	$ .00	$ .00	$ (.01)	$ .01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED	44,572,864	30,000,000	35,869.280	30,000,000

DIVIDENDS PER SHARE	$ .00	$ .00	$ .00	$ .01

The accompanying notes are an integral part of these financial statements.

 ENERGY EDGE TECHNOLOGIES CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

AS OF SEPTEMBER 30, 2010

	Common Stock		Additional	Retained	Total Stockholders’
	Shares	Amount	Paid In Capital	Earnings (Deficit)	Equity (Deficit)

Balance, December 31, 2008	30,000,000	$ 1,500	$ 0	$ (10,917)	$(9,417)

Net income for the year ended December 31, 2009	-	-	-	204,266	204,266

Shareholder distributions	-	-	-	(238,121)	(238,121)

Revocation of S Corporation status as of December 31, 2009			(44,772)	44,772	-

Balance, December 31, 2009	30,000,000	1,500	(44,772)	0	(43,272)

Par value change	-	(1,500)	1,500	-	0

Issuance of shares for services for nominal consideration treated as a stock split		300	-	-	300

Issuance of shares under private placements at $.10 per share	2,907,000	29	290,671	-	290,700

Issuance of shares under private placement at $.05 per share	1,000,000	10	49,990	-	50,000

Issuance of shares for consulting services at $.10 per share	10,000,000	100	999,900	-	1,000,000

Issuance of shares for services at $.10 per share	664,000	7	66,393	-	66,400

Equity issuance costs			(66,400)	-	(66,400)

Issuance of shares to Board of Directors at $.10 per share	800,000	8	79.992	-	80,000

Issuance of shares for services valued at $75,000	1,345,825	13	74,987		75,000

Net loss for the nine months ended September 30, 2010	-	-	-	(345,049)	(345,049)

Balance, September 30, 2010	46,716,825	$ 467	$1,452,261	$ (345,049)	$ 1,107,679

The accompanying notes are an integral part of these financial statements.

 ENERGY EDGE TECHNOLOGIES CORPORATION

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

	Nine months ended September 30, 2010 (Unaudited)	Nine months ended September 30, 2009 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$ (345,049)	$ 217,746
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,203	210
Issuance of stock for services	630,300	-
Deferred income tax	(262,000)	-
Changes in assets and liabilities:
Contract receivables	(142,339)	(5,811)
Costs and estimated earnings in excess of billings on uncompleted contracts	9,554	400
Accounts payable	8,445	(7,560)
Billings in excess of costs and estimated earnings on uncompleted contracts	(206,871)	-
Accrued expenses and other current liabilities	79,102	(2,202)
Cash flows provided by (used in) operating activities	(227,655)	202,783

CASH FLOWS FROM INVESTING ACTIVITIES
Loan to related party	(66,399)	-
Purchase of property and equipment	(7,950)	(700)
Cash flows used in investing activities	(74,349)	(700)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private placements	340,700	-
Distributions to shareholder	-	(203,602)
Cash flows provided by (used in) financing activities	340,700	(203,602)

NET INCREASE (DECREASE) IN CASH	38,696	(1,519)
Cash, beginning of the period	4,544	15,242
Cash, end of the period	$ 43,240	$ 13,723

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 3,593	$ 4,111
Income taxes paid	$ 0	$ 0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued for prepaid consulting services	$ 525,000	$ -

The accompanying notes are an integral part of these financial statements

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 1 – NATURE OF OPERATIONS

Energy Edge Technologies Corporation (“Energy Edge” and the “Company”) was incorporated in New Jersey in January, 2004.  The assets, liabilities, and operations of a sole proprietorship controlled by the Company’s sol e stockholder were transferred in. The Company provides energy engineering and services specializing in the development and implementation of advanced, turnkey projects to reduce energy losses and increase the efficiency of new and existing buildings.  The Company is comprised of professional and industrial engineers, Leadership in Energy and Environmental Design (“LEED”) Accredited Professionals, and Green Building Coalition Certifying Agents.  Energy Edge is a Clean Energy Pay for Performance Partner and a Smart Start Building Trade Ally.  The Company’s custom designed projects are developed using proprietary methods and maximize energy savings by treating an entire facility based on its unique features and electricity and gas usage.

The Company applies a whole facility approach to energy cost reduction by applying different technologies and engineering approaches to treat most of the various electrical and gas consuming loads across facility such as lighting, HVAC, refrigeration and production equipment.  The energy projects developed and implemented by the Company are ideal for virtually any type of facility and have successfully resulted in tremendous savings in manufacturing plants, hospitals, entertainment venues, office buildings, restaurants, warehouses, etc.

Revenues come primarily from engineering survey work and turnkey energy projects where the company takes responsibility for equipment procurement, installation labor, utility rebates, tax incentives, pre and post survey work, waste removal, certifications, and ongoing measurement and verification of results.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form S-1 filed with the SEC as of and for the period ended December 31, 2009. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results expected for the full year. The Company has selected a December 31 year end.

Basis of Accounting

Energy Edge uses the accrual basis of accounting for financial statement reporting. Accordingly, revenues are recognized when products are delivered and services are rendered, and expenses are recognized when the obligation is incurred. The Company recognizes revenues from contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract.

Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, contract receivables, costs and estimated earnings in excess of billings on uncompleted contracts, prepaid consulting fees, related party loan receivable, property and equipment, accounts payable, billings in excess of costs and estimated earnings on uncompleted contracts, sales tax payable, accrued expenses, and deferred tax. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

In addition, the Company extends credit to customers in the normal course of business. The Company monitors the account receivable balances and does not expect significant collection problems.

Revenue Recognition

The Company recognizes revenues from contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. No profit is recognized on change orders until they have been approved by the customer.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Income Taxes

The Company uses the asset and liability method of accounting of income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  We evaluate deferred tax assets to determine whether it is more likely than not that they will be realized.  To the extent we believe that realization is not likely, we establish a valuation allowance.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revocation of S Corporation Status

Effective January 1, 2010, the Company revoked its S Corporation status and will be taxed as a C Corporation going forward.

If the Company had been taxed as a C Corporation for the year ended December 31, 2009, the Balance Sheet at December 31, 2009, and Statement of Operations for the nine months ended September 30, 2009 would have appeared as follows:

	Historical Balance Sheet	Proforma Income Tax Adjustment	Proforma Balance Sheet
	Dec 31, 2009	Dec 31, 2009	Dec 31, 2009
CONDENSED BALANCE SHEET:
Total assets	$ 226,692	$ -	$ 226,692

Current liabilities	269,964	69,450	339,414
Stockholder’s (deficit)	(43,272)	(69,450)	(112,722)
Total liabilities and stockholder’s (deficit)	$ 226,692	$ -	$ 226,692

	Historical Statement of Operations for the Nine Mos. Ended	Proforma Income Tax Adjustments for the Nine Mos. Ended	Proforma Statement of Operations for the Nine Mos. Ended
	Sept 30, 2009	Sept 30, 2009	Sept 30, 2009
CONDENSED STATEMENT OF OPERATIONS:
Contract revenues	$ 771,474		$ 771,474
Contract costs	459,926		459,926
Gross profit	311,548		311,548
Operating expenses	89,691		89,691
Income from operations	221,857		221,857
Other expense	4,111		4,111
Income before income tax provision	217,746		217,746
Provision for income tax	0	74,000	74,000
Net income	$ 217,746	$ (74,000)	$ 143,746

Basic and diluted earnings per share	$ .01		$ .00
Weighted average common shares outstanding: Basic and diluted	30,000,000		30,000,000

Research and Development

The Company has not incurred any research and development costs to date.

Stock-Based Compensation

As of September 30, 2010, the Company has not issued any stock-based payments to its employees. The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the year ended December 31, 2009 did not have a significant effect on the Company’s financial statements as of that date. In connection with the preparation of the accompanying financial statements as of December 31, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC).

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”). (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 3 – LOAN RECEIVABLE – RELATED PARTY

The loan receivable – related party is non-interest bearing and has no specific payment terms.

NOTE 4 – PREPAID CONSULTING FEES

The Company has retained a consultant for assistance with corporate structuring, Board of Directors development and implementation, business development strategy, publicity, marketing, and corporate branding. The consultant was issued 9,000,000 common shares of stock valued at $900,000 in June, 2010 in payment of these services. The consultant estimates that 50% of the services required under the consulting agreement have been completed as of September 30, 2010. Based on this estimate, $450,000 of consulting fees has been expensed and $450,000 has been classified as a prepaid expense.

The Company has retained a consultant for the period from July 1, 2010 to June 30, 2011 to increase revenues by enhancing and expanding the Company’s sales network. The consultant was issued 1,000,000 shares of stock valued at $100,000. The consulting fees are being amortized over the 12 month term of the contract. At September 30, 2010, $25,000 has been added to consulting expense and $75,000 has been classified as a prepaid expense.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 5 – PROPERTY AND EQUIPMENT

The Company’s policy is to depreciate the cost of property and equipment over the estimated useful lives of the assets by use of the straight-line method. The computers and equipment presently owned by the Company are being depreciated over estimated useful lives of five to seven years.

Depreciation expense for the nine months ended September 30, 2010 and 2009 was $1,203 and $210, respectively.

NOTE 6 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following at September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009
Credit card balances	$ 33,556	$ 31,526
Payroll taxes payable	77,072	-
Total accrued expenses and other current liabilities	$ 110,628	$ 31,526

NOTE 7 – INCOME TAXES

The Company was previously taxed as an S Corporation under the provisions of the Internal Revenue Code. Effective January 1, 2010, the Company revoked its S Corporation status and is now taxed as a regular corporation.

For the period ended September 30, 2010, the Company has incurred a net loss and, therefore, has no tax liability.  The net deferred tax asset was generated by the loss carry-forward of approximately $607,000 at September 30, 2010, and will expire in 2030.

The components of the provision for income tax expense (benefit) consist of the following:

September 30, 2010
Current:
Federal corporate income tax	$ 0
State corporate income tax	0
Total	0
Deferred:
Federal corporate income tax	(207,000)
State corporate income tax	(55,000)
Total	(262,000)
Total Provision for income taxes	$ (262,000)

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 7 – INCOME TAXES (Continued)

The cumulative tax effect at the expected rate of 34% for Federal Income Tax and 9% for State Income Tax of significant items comprising our net deferred tax amount is as follows:

September 30, 2010
Deferred tax asset attributable to:
Net operating loss carry-forward	$ (262,000)
Less: Valuation allowance	0
Net deferred tax asset	$ (262,000)

NOTE 8 – STOCKHOLDERS’ EQUITY

On March 26, 2010, the Company amended its Articles of Incorporation to increase the number of authorized shares to 100,000,000 with a par value of $.00001.

The Company originally issued 1,500 no par value common shares to its founder.   On May 10, 2010, the Company issued 29,998,500 shares of common stock in payment of services provided by the founder of the Company. Since nominal consideration was received for the shares, these financial statements have treated the transaction as if it were a stock split. Accordingly, all share and per share data have been adjusted to reflect such stock split.

In April and May, 2010, the Company sold 1,425,000 shares of common stock at $.10 per share under a private placement to unrelated third parties for total proceeds of $142,500.

In May, 2010, the Company sold 1,000,000 shares of common stock at $.05 per share under a private placement to an unrelated third party for total proceeds of $50,000.

On June 17, 2010, the Company issued 9,000,000 common shares valued at $.10 per share for business consulting services.

On June 17, 2010, the Company issued 600,000 common shares valued at $.10 per share in payment of equity issuance costs.

On Jun 28, 2010, the Company issued 800,000 common shares valued at $.10 per share to four members of the Board of Directors in payment of directors’ fees.

During July, August, and September, 2010, the Company sold 1,482,000 shares of common stock at $.10 per share under a private placement to unrelated third parties for total proceeds of $148,200.

On August 2, 2010, the Company issued 1,345,825 common shares valued at $75,000 for legal services rendered to the Company, which in the opinion of management, represents the value of the services rendered.

On August 23, 2010, the Company issued 64,000 common shares valued at $.10 per share in payment of equity issuance costs.

ENERGY EDGE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

NOTE 8 – STOCKHOLDERS’ EQUITY (Continued)

On September 28, 2010, the Company issued 1,000,000 common shares valued at $.10 per share for business consulting services.

As of September 30, 2010, the Company had no warrants or options outstanding.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its office space on a month-to-month basis for approximately $300 per month.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on which the financial statements were issued, December 2, 2010, and has determined it does not have any material subsequent events to disclose .

Energy Edge Technologies Corporation

2 0,000,000 shares of Energy Edge Technologies Corporation Offered at

$0. 2 0 per share

17, 506 ,825 shares Offered at $0.10 per share

by The Selling Shareholders

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days from the effective date of this Registration Statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$376.74
Transfer Agent Fees	1,500
Accounting fees and expenses	21,468
Princeton Corporate Solutions	55,000
Total	$78,344.64

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

New Jersey law provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception (January 2004) we issued and sold the following unregistered securities:

At inception the Company had 1,500 no par value common shares authorized and issued to its founder (Robert Holdsworth) pursuant to an exemption under Section 4(2) of the Securities Act.   On May 10, 2010, the Company issued 29,998,500 shares of common stock in payment of services provided by the founder of the Company pursuant to an exemption under Section 4(2) of the Securities Act.  The shares were valued at $300, which, in the opinion of management, approximates the value of the services rendered.  In April 2010, the Company sold 1,425,000 shares of common stock at $.10 per share under a private placement for total proceeds of $142,500 pursuant to an exemption under Rule 506 of Regulation D.  In May, 2010, the Company sold 1,000,000 shares of common stock at $.05 per share under a private placement for total proceeds of $50,000 pursuant to an exemption under Rule 506 of Regulation D.  On June 17, 2010, the Company issued 9,000,000 common shares valued at $.10 per share for business consulting services pursuant to an exemption under Rule 506 of Regulation D. On June 17, 2010, the Company issued 600,000 common shares valued at $.10 per share in payment of equity issuance cost s pursuant to an exemption under Section 4(2) of the Securities Act.  On June 28, 2010, the Company issued 800,000 common shares valued at $.10 per share to four members of the Board of Directors in payment of directors’ fees pursuant to an exemption under Section 4(2) of the Securities Act.  During July, August, and September, 2010, the Company sold 1,422,000 shares of common stock at $.10 per share under a private placement for total proceeds of $142,200 pursuant to an exemption under Rule 506 of Regulation D.  On August 2, 2010, the Company issued 1,345,825 common shares valued at $75,000 for legal services rendered to the Company pursuant to an exemption under Section 4(2) of the Securities Act.  On August 23, 2010, the Company issued 64,000 common shares at $.10 per in payment of equity issuance costs pursuant to an exemption under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS.

Exhibit No.	Description
3.1	Articles of Incorporation of the Company(1)
3.2	Bylaws of the Company(1)
3.3	Articles of Amendment of the Company(1)
5.1	Opinion of Vincent & Rees, L.C. (2)
10.1	Regus HQ Office Agreement(1)
10.2	Sales Agreement between Precision Medical Products, Inc. and the Company(1)
10.3	Yuengling Brewing Co. of Tampa, Inc. Purchase Order(1)
10.4	Pepperidge Farm, Inc. Purchase Order(1)

10.6	Independent Reseller Agreement between HY_SAVE and the Company(1)
10.7	Channel Partner Agreement between EnerNOC, Inc. and the Company(1)
10.9	Glacial Energy Agreement(1)
10.10	eCube Independent Sales Rep Agreement(1)
10.11	Victaulic Engineering PO(1)
10.12	Board Member Agreement – Robert Holdsworth(1)
10.13	Board Member Agreement – John J. Gerace, Ph.D(1)
10.14	Insurance Agreement with Lloyds of London (2)
10.15	Mangar Industries Invoice(1)
10.16	Form of Company Independent Contractor Agreement(1)
14.1	Code of Ethics(1)
23.1	Consent from Independent Auditor(2)
(1)	Filed with the Original Registration statement on Form S-1 on June 29, 2010 or in the subsequent Amendments to the Registration Statement and incorporated herein by reference.
(2)	Filed herewith

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus of prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
•

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of New Jersey or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on the 28 th day of January , 201 1 .

Energy Edge Technologies Corporation

By:	/s/ Robert Holdsworth
Robert Holdsworth
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

January 28, 2011	/s/ Robert Holdsworth
Robert Holdsworth
President & Chief Executive Officer (Principal Executive Officer)

/s/ Robert Holdsworth
Robert Holdsworth
Chief Executive Officer (Principal Financial and Accounting Officer)